Exhibit 99.1

SAN DIEGO, CA, August 10, 2012 – EdgeWave, Inc. (“EdgeWave”, “we”, or the “Company”) (PINK: EWVE), a leading provider in Secure Content Management (“SCM”) solutions, announced financial results for its second quarter ended June 30, 2012.

Second Quarter 2012 Financial and Operational Summary

•

Net billings* for the three months ended June 30, 2012 totaled $4.7 million, a decrease of approximately 5% compared to the same period in 2011. Net billings* for the six months ended June 30, 2012 totaled $9.6 million, an increase of approximately 8% compared to the same period in 2011.

•	Revenue for the three months ended June 30, 2012 decreased to $4.3 million as compared to $4.8 million for the comparable period in 2011.
•	Cash and cash equivalents as of June 30, 2012 and December 31, 2011were $1.9 million and $2.6 million, respectively.
•

Cash used by operating activities for the three months ended June 30, 2012 was $862,000 compared to $153,000 for the same period in 2011, an increase of 463%. Cash used by operating activities for the six months ended June 30, 2012 was approximately $2.1 million, an increase of approximately 35% from $1.5 million for the same period in 2011.

•	Q2 2012 operating expenses decreased 13% from $4.6 million to $4.0 million in the same period in 2011. 2012 YTD operating expenses decreased approximately $1.0 million, or 11%, as compared to same period during 2011.
•	Loss from operations for the three months ended June 30, 2012 was $1.0 million, a 21% improvement over the same period in 2011. Loss from operations for the six months ended June 30, 2012 was $2.3 million, a 23% improvement over the same period in 2011.

Financial Results and Net Billings*

Net billings* for the quarter ended June 30, 2012 decreased approximately $247,000, or 5%, from the second quarter of 2011, while revenues decreased $502,000, or 10%, for the three months ended June 30, 2012 as compared to the same period in 2011.

Operating expenses for the quarter ended June 30, 2012 improved to $4.0 million as compared to $4.6 million for the second quarter of 2011 largely due to reductions in salaries and related expenses. This reduction was also responsible for a 21% improvement in Loss from Operations which was $1.0 million and $1.3 million for the three months ended June 30, 2012 and 2011, respectively.

Cash used by operating activities for the three months ended June 30, 2012 increased 464% to $862,000 as compared to $153,000 for the same period in 2011 due to changes in operating assets and liabilities during the period.

* Net billings represent the amount of subscription contracts billed to customers net of discounts and are not numerical measurements that can be calculated in accordance with GAAP. The Company provides this measurement in its financial performance because this measurement provides a consistent basis for understanding the Company’s sales activities for the current period. The Company believes the billing measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in the prior periods. The rollforward of deferred revenue (which includes net billings and revenue) for the second quarter ended June 30, 2012 is set forth at the end of this press release.

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Product Releases

In May 2012, EdgeWave announced iPrism Social Media Security, a new service that transcends traditional Web filtering by seamlessly monitoring and controlling user interactions with social media applications such as Facebook, Twitter and Google. iPrism Social Media Security positions the company as a global leader in social networking safety by enabling access to popular social media sites, while providing enforcement of acceptable use policies. iPrism Social Media Security protects enterprises and educational institutions from loss of proprietary, confidential and sensitive data, and gives them control over inappropriate content postings, while helping to prevent cyber bullying.

About EdgeWave, Inc™

EdgeWave Inc. (PINK: EWVE - News) develops and markets on-demand, appliance, and hybrid Secure Content Mangement (“SCM”) solutions to the mid-market enterprise and service provider markets. The EdgeWave portfolio of web, messaging and social media security technologies delivers SCM with ease of deployment and the lowest Total Cost of Ownership (“TCO”) on the market. The Company’s award-winning iPrism Web Security appliance and ePrism Messaging Security Suite and iPrism Social Media Security solutions can be delivered as hosted, on-premises, and hybrid services. With approximately 6,500 customers and over 200 partners worldwide, EdgeWave strives to deliver high performance, easy-to-use solutions that offer excellent value.

Based in San Diego, California, EdgeWave markets its solutions through a network of distributors, Value-Added Resellers, Managed Service Providers, and directly to end users. For more information about EdgeWave, visit www.edgewave.com

©2012 EdgeWave, Inc. All rights reserved. The EdgeWave logo, iPrism, and the Red Condor Logo, are trademarks of EdgeWave, Inc. All other trademarks and registered trademarks are hereby acknowledged.

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EdgeWave, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$1,932,000	$2,609,000
Accounts receivable - net of allowance for doubtful accounts of $25,000 at June 30, 2012 and December 31, 2011	4,073,000	4,097,000
Inventories - net	629,000	647,000
Prepaid expenses and other current assets	852,000	755,000
Total current assets	7,486,000	8,108,000

Fixed Assets - Net	648,000	660,000
Prepaid Expenses, Net of Current Portion	361,000	–
Goodwill	8,279,000	8,279,000
Other Intangible Assets - Net	395,000	459,000
Other Assets	447,000	97,000
Total Assets	$17,616,000	$17,603,000

Liabilities and Stockholders’ Deficit

Current Liabilities
Line of credit	$1,700,000	$1,700,000
Term loan, current portion	908,000	158,000
Accounts payable	1,014,000	1,370,000
Accrued compensation	1,272,000	1,169,000
Accrued expenses and other current liabilities	610,000	560,000
Warranty liability	176,000	186,000
Capitalized lease obligations, current portion	38,000	37,000
Deferred revenue, current portion	11,044,000	10,547,000
Total current liabilities	16,762,000	15,727,000

Convertible Notes Payable	5,312,000	4,836,000
Term Loan, Net of Current Portion	883,000	400,000
Deferred Rent	314,000	302,000
Capitalized Lease Obligations, Net of Current Portion	127,000	146,000
Deferred Revenue, Net of Current Portion	12,146,000	11,651,000
Total liabilities	35,544,000	33,062,000
Stockholders’ Deficit
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued and outstanding	–	–
Common stock, $0.01 par value; 50,000,000 shares authorized; 17,025,242 and 17,019,736 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	166,000	166,000
Additional paid-in capital	42,321,000	42,228,000
Accumulated deficit	(60,415,000)	(57,853,000)
Total stockholders’ deficit	(17,928,000)	(15,459,000)
Total Liabilities and Stockholders’ Deficit	$17,616,000	$17,603,000

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EdgeWave, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Subscription	$3,516,000	$3,644,000	$7,017,000	$7,314,000
Appliance	787,000	1,159,000	1,582,000	1,867,000
License	–	2,000	–	4,000
Total Revenues	4,303,000	4,805,000	8,599,000	9,185,000

Cost of Revenues
Subscription	750,000	719,000	1,452,000	1,509,000
Appliance	601,000	802,000	1,064,000	1,255,000
License	–	–	–	2,000
Total Cost of Revenues	1,351,000	1,521,000	2,516,000	2,766,000

Gross Profit	2,952,000	3,284,000	6,083,000	6,419,000

Operating Expenses
Sales and marketing	1,970,000	2,277,000	4,179,000	4,720,000
Research and development	1,167,000	1,267,000	2,357,000	2,731,000
General and administrative	831,000	1,029,000	1,845,000	1,935,000
Total Operating Expenses	3,968,000	4,573,000	8,381,000	9,386,000

Loss from Operations	(1,016,000)	(1,289,000)	(2,298,000)	(2,967,000)

Other Expense (Income)
Interest expense - net	156,000	61,000	279,000	105,000
Other income	(11,000)	(66,000)	(26,000)	(86,000)
Total Other Expense (Income)	145,000	(5,000)	253,000	19,000
Loss Before Income Taxes	(1,161,000)	(1,284,000)	(2,551,000)	(2,986,000)

Income tax expense	2,000	–	11,000	–
Net Loss	$(1,163,000)	$(1,284,000)	$(2,562,000)	$(2,986,000)
Loss Per Common Share - Basic and Diluted	$(0.07)	$(0.08)	$(0.15)	$(0.18)
Weighted Average Shares Outstanding - Basic and Diluted	17,212,025	16,390,811	17,023,831	16,382,363

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EdgeWave, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows From Operating Activities
Net loss	$(2,562,000)	$(2,986,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	218,000	358,000
Allowance for doubtful accounts	–	44,000
Gain on change in fair value of warrant derivative liability	(26,000)	(85,000)
Stock-based compensation expense	90,000	100,000
Noncash interest expense	176,000	47,000
Change in operating assets and liabilities:
Accounts receivable	24,000	41,000
Inventories	18,000	113,000
Prepaid expenses and other assets	(809,000)	661,000
Accounts payable	(356,000)	629,000
Accrued expenses and other current liabilities	55,000	(182,000)
Accrued compensation	103,000	(122,000)
Warranty liability	(9,000)	(7,000)
Deferred rent	32,000	187,000
Deferred revenue	992,000	(318,000)
Net cash used in operating activities	(2,054,000)	(1,520,000)

Cash Flows From Investing Activities
Purchases of fixed assets	(142,000)	(297,000)
Net cash used by investing activities	(142,000)	(297,000)

Cash Flows From Financing Activities
Proceeds from convertible notes issued	300,000	–
Proceeds from stock option exercises	1,000	35,000
Warrants issued in connection with Partners for Growth III, L.P loan agreement	2,000	–
Proceeds from the sales of stock under the employee stock purchase plan	–	44,000
Principal payments on capitalized lease obligations	(18,000)	(17,000)
Principal payments on term loans	(265,000)	(50,000)
Proceeds from term loans	1,500,000	–
Net (decrease) increase on line of credit	(1,000)	1,200,000
Net cash provided by financing activities	1,519,000	1,212,000
Net Decrease in Cash and Cash Equivalents	(677,000)	(605,000)
Cash and Cash Equivalents at Beginning of Period	2,609,000	2,610,000
Cash and Cash Equivalents at End of Period	$1,932,000	$2,005,000

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    EdgeWave, Inc.

    Rollforward of GAAP Deferred Revenue (Unaudited)

Three Months Ended June 30, 2012

GAAP deferred revenue balance at March 31, 2012	$22,198
Net billings during second quarter 2012	4,722
Less GAAP revenue recognized during second quarter 2012	(4,303)
GAAP deferred revenue balance at June 30, 2012	$22,617

Three Months Ended June 30, 2011

GAAP deferred revenue balance at March 31, 2011	$21,173
Net billings during second quarter 2011	4,969
Less GAAP revenue recognized during second quarter 2011	(4,805)
GAAP deferred revenue balance at June 30, 2011	$21,337

Six Months Ended June 30, 2012

GAAP deferred revenue balance at December 31, 2011	$22,198
Net billings year to date 2012	9,604
Less GAAP revenue recognized year to date 2012	(9,185)
GAAP deferred revenue balance at June 30, 2012	$22,617

Six Months Ended June 30, 2011

GAAP deferred revenue balance at December 31, 2010	$21,655
Net billings year to date 2011	8,867
Less GAAP revenue recognized year to date 2011	(9,185)
GAAP deferred revenue balance at June 30, 2011	$21,337

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